UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2016

CRYOPORT, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34632	88-0313393
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17305 Daimler St., Irvine, California 92614
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (949) 470-2300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 30, 2016, Cryoport, Inc. (the “Company”) extended its issuer tender offer (the “Offer”) with respect to certain warrants to purchase common stock of the Company (collectively, the “Original Warrants”) until 9:00 p.m., Pacific Time on April 7, 2016, unless further extended by the Company. The Offer had been previously scheduled to expire at 9:00 p.m., Pacific Time on March 30, 2016.

Pursuant to the Offer, the Company is offering to amend Original Warrants with respect to up to 2,448,000 shares of common stock issuable upon exercise of such warrants, upon the terms and subject to the conditions set forth in the Company’s Tender Offer Statement on Schedule TO and the related exhibits included therein initially filed with the Securities and Exchange Commission (the “SEC”) on March 3, 2016.

As of 1:00 p.m., Pacific Time on March 30, 2016, Original Warrants to purchase 1,178,198 shares of the Company’s common stock were tendered by holders of Original Warrants.

Important Information

The information in this Current Report on Form 8-K is for informational purposes only, and the foregoing reference to the Offer shall not constitute an offer to buy, exchange or amend securities or constitute the solicitation of an offer to sell, exchange or amend any of the Company’s securities. The Company filed a Tender Offer Statement on Schedule TO and the offering materials related to the tender offer, including the Offer to Amend and Exercise Warrants to Purchase Common Stock, the Election to Consent, Participate and Exercise Warrant, forms of Amendment to Warrants and Notice of Withdrawal, with the SEC. These documents contain important information that should be read carefully and considered before any decision is made with respect to the Offer. These documents may be obtained free of charge at the SEC’s website at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOPORT, INC.

Date: March 30, 2016	By:	/s/ Robert Stefanovich
Robert Stefanovich
Chief Financial Officer